                                                                    EXHIBIT 99.2


                           EVOKE SOFTWARE CORPORATION

                    REPORT ON AUDITS OF FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 2003
                     AND NINE MONTHS ENDED DECEMBER 31, 2002


                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

Report of Independent Registered Public Accounting Firm                 F-2

Consolidated Balance Sheets                                             F-3

Consolidated Statements of Operations                                   F-4

Consolidated Statements of Redeemable Convertible Preferred
Stock and Shareholders' Deficiency and Other Comprehensive Loss         F-5

Consolidated Statements of Cash Flows                                   F-6

Notes to Consolidated Financial Statements                              F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of Evoke Software Corporation:

We have audited the accompanying consolidated balance sheets of Evoke Software Corporation (a California Corporation) and Subsidiaries (together the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, consolidated statements of redeemable convertible preferred stock and shareholders' deficiency and other comprehensive loss and cash flows for the year ended December 31, 2003 and the nine months ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Evoke Software Corporation and Subsidiaries as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the year ended December 31, 2003 and the nine months ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ Friedman LLP
------------------
Livingston, New Jersey
September 3, 2004

                           EVOKE SOFTWARE CORPORATION
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)


                                                                                                 December 31,
                                                                                       ----------------------------
                                                                                           2003             2002
                                                                                       ------------    ------------
ASSETS
Current assets:
   Cash                                                                                $        586    $      1,862
   Accounts receivable, net of allowance for
      doubtful accounts of $0 in 2003 and $25 in 2002                                           999           2,784
   Prepaid expenses and other current assets                                                    161             293
                                                                                       ------------    ------------
Total current assets                                                                          1,746           4,939

Furniture and equipment, net of accumulated depreciation of $1,086
      in 2003 and $1,042 in 2002                                                                350             852
Other assets                                                                                    102             111
                                                                                       ------------    ------------
Total assets                                                                           $      2,198    $      5,902
                                                                                       ============    ============

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
   Accounts payable and accrued liabilities                                            $      1,337    $      1,224
   Notes payable                                                                                 --              92
   Deferred revenue                                                                           1,970           2,450
                                                                                       ------------    ------------
Total current liabilities                                                                     3,307           3,766

Deferred revenue, long term portion                                                              --             336
                                                                                       ------------    ------------
Total liabilities                                                                             3,307           4,102
                                                                                       ------------    ------------

Commitments                                                                                      --              --

Redeemable convertible preferred stock:
   Series  AA, no par value,  authorized,  issued  and  outstanding, 44,265,578 shares at December 31, 2003 and 2002; aggregate  liquidation  preference of
   $24,420 in 2003 and $22,660 in 2002                                                       13,648           7,718

Shareholders' deficiency:
   Common stock, no par value, 60,000,000 shares authorized; 3,703,723 shares issued
   and outstanding in 2003 and 3,649,819 shares issued and outstanding in 2002               80,618          80,615
   Accumulated deficit                                                                      (95,073)        (86,317)
    Cumulative translation adjustment                                                          (302)           (216)
                                                                                       ------------    ------------
Total shareholders' deficiency                                                              (14,757)         (5,918)
Total liabilities, redeemable convertible preferred stock                              ------------    ------------
    and shareholders' deficiency                                                       $      2,198    $      5,902
                                                                                       ============    ============


See Notes to Consolidated Financial Statements.

                           EVOKE SOFTWARE CORPORATION
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)


                                                                   Nine Months
                                             Year Ended               Ended
                                             December 31,           December 31,
                                                 2003                 2002
                                               -------              -------
Revenues:
   License fees                                $ 2,014              $ 1,675

   Maintenance, product support and other
     services                                    3,891                3,658
                                               -------              -------
Total revenues                                   5,905                5,333

Operating expenses:
   Cost of license fees                             41                   12
   Cost of maintenance, product support
     and other services                            340                  337
   Sales and marketing                           4,661                2,471
   Product development                           2,000                1,792
   General and administrative                    1,648                2,366
   Restructuring charge                             40                1,451
                                               -------              -------
Total operating expenses                         8,730                8,429
                                               -------              -------
Loss from operations                            (2,825)              (3,096)

Other income (expense), net                         (1)                  15
                                               -------              -------
Net loss                                       $(2,826)             $(3,081)
                                               =======              =======



See Notes to Consolidated Financial Statements

                           EVOKE SOFTWARE CORPORATION
                                AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
       SHAREHOLDERS' DEFICIENCY AND OTHER COMPREHENSIVE LOSS FOR THE NINE
      MONTHS ENDED DECEMBER 31, 2002 AND THE YEAR ENDED DECEMBER 31, 2003
                      (In thousands, except share amounts)



                                                                               Shareholders' Deficiency
                                                                            ------------------------------
                                                       Redeemable
                                                       Convertible
                                                     Preferred Stock               Common Stock
                                                                            -----------------------------
                                                   Shares        Amount       Shares          Amount
                                                 ------------- ------------ ------------- ---------------

Balance at March 31, 2002                           3,823,709     $ 74,534       744,253     $       948
   Issuance of Series AA preferred stock, less
     issuance costs of $180                        44,265,578        5,320
   Accretion of Series D&E preferred stock                 --        5,133            --              --
   Preferred stock conversion to common stock     (3,823,709)     (79,667)     2,905,566          79,667
   Accretion of Series AA preferred stock                  --        2,398            --              --
   Net loss
   Foreign currency translation adjustment                 --           --            --              --

   Comprehensive loss                                      --           --            --              --
                                                 ------------- ------------ ------------- ---------------

Balance at December 31, 2002                       44,265,578        7,718     3,649,819          80,615

   Exercise of stock options                                                      53,904               3
   Accretion of Series AA preferred stock                  --        5,930            --              --
   Net loss
   Foreign currency translation adjustment

   Comprehensive loss                                      --           --            --              --
                                                 ------------- ------------ ------------- ---------------
Balance at December 31, 2003                       44,265,578      $13,648     3,703,723      $   80,618
                                                 ============= ============ ============= ===============

                                                           Shareholders' Deficiency
                                                ----------------------------------------------------
                                                                        Other
                                                   Accumulated      Comprehensive
                                                     Deficit           Income            Total
                                                 ----------------- ---------------- ----------------

Balance at March 31, 2002                              $ (75,705)       $     (197)     $   (74,954)
   Issuance of Series AA preferred stock, less
     issuance costs of $180
   Accretion of Series D&E preferred stock                (5,133)               --          (5,133)
   Preferred stock conversion to common stock                  --               --           79,667
   Accretion of Series AA preferred stock                 (2,398)               --          (2,398)
   Net loss                                               (3,081)                           (3,081)
   Foreign currency translation adjustment                     --             (19)             (19)
                                                                                    ----------------
   Comprehensive loss                                          --               --          (3,100)
                                                 ----------------- ---------------- ----------------

Balance at December 31, 2002                             (86,317)            (216)          (5,918)

   Exercise of stock options                                                                      3
   Accretion of Series AA preferred stock                 (5,930)               --          (5,930)
   Net loss                                               (2,826)                           (2,826)
   Foreign currency translation adjustment                                    (86)             (86)
                                                                                    ----------------
   Comprehensive loss                                          --               --          (2,912)
                                                 ----------------- ---------------- ----------------
Balance at December 31, 2003                         $   (95,073)       $    (302)      $  (14,757)
                                                 ================= ================ ================


See Notes to Consolidated Financial Statements

                           EVOKE SOFTWARE CORPORATION
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                               Year           Nine Months
                                                                               Ended            Ended
                                                                            December 31,      December 31,
                                                                                2003             2002
                                                                              -------           -------

OPERATING ACTIVITIES
Net loss                                                                      $(2,826)          $(3,081)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                  457               457
   Impairment  of furniture and equipment                                          --               837
   (Gain) loss on disposals of furniture and equipment                             32               (29)
   Changes in operating assets and liabilities:
     Restricted cash                                                               --               426
     Accounts receivable                                                        1,785            (2,081)
     Prepaid expenses and other current assets                                    132               (79)
     Accounts payable and accrued liabilities                                     113              (916)
     Deferred revenue                                                            (816)             (462)
     Other Assets                                                                   9               130
                                                                              -------           -------
Net cash used in operating activities                                          (1,114)           (4,798)
                                                                              -------           -------

INVESTING ACTIVITIES
Proceeds from dispositions of furniture and equipment                              13               159
                                                                              -------           -------

FINANCING ACTIVITIES
Repayments of notes payable                                                       (92)              (76)
Proceeds of preferred stock sale net of issuance costs                             --             5,320
Proceeds from exercise of stock options                                             3                --
                                                                              -------           -------
Net cash provided by (used in) financing activities                               (89)            5,244

Effect of exchange rate differences on cash                                       (86)              (19)
                                                                              -------           -------
Increase (decrease) in cash                                                    (1,276)              586

CASH, at beginning of period                                                    1,862             1,276
                                                                              -------           -------

CASH, at end of year                                                          $   586           $ 1,862
                                                                              =======           =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest                                        $     3           $     2
                                                                              =======           =======

SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Accretion of Series D&E preferred stock                                       $ 5,133           $    --
Preferred stock conversion to common stock                                     79,667                --
Accretion of Series AA preferred stock                                          2,398             5,930

See Notes to Consolidated Financial Statements

                           EVOKE SOFTWARE CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (In thousands, except share amounts)

Note 1:      THE COMPANY

             Evoke Software Corporation (the "Company") designs, develops, markets and supports technology that assists organizations in managing large quantities of data. The Company's software products allow its customers to better understand the content, quality and structure of their data. In 2002, the Company changed its year end from March 31 to Decmeber 31. The Company derives revenues from sales to companies principally in North America and Europe.

                                         Year Ended        Nine Months Ended
                                      December 31, 2003    December 31, 2002
                                      --------------------------------------

             North America                $  4,069            $  4,017
             Europe                          1,836               1,316
                                      --------------------------------------

                                          $  5,905            $  5,333
                                      ======================================

Note 2:      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             PRINCIPLES OF CONSOLIDATION

             The consolidated financial statements include the accounts of the Company and its foreign subsidiaries. All significant intercompany accounts and transactions have been eliminated. The asset and liability accounts of the Company's foreign subsidiaries are translated from their local currency at the rates in effect at the balance sheet date. Revenue and expense items are translated at average rates of exchange prevailing during the period. Translation adjustments are accumulated and reported as a component of shareholders' deficiency. Foreign currency transaction gains and losses, which have not been material, are recorded in other income and expense in the consolidated statement of operations.

             USE OF ESTIMATES

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

             CONCENTRATIONS OF CREDIT RISK AND CREDIT EVALUATIONS

             Financial instruments that potentially subject the Company to concentrations of risk include cash accounts receivable. Cash consists principally of demand deposit and money market accounts primarily held with financial institutions with high credit standings. The Company has not experienced any significant losses on its cash.

             The Company performs ongoing credit evaluations of customers and generally does not require collateral. Revenues from one customer accounted for 15% and 21% of total revenues in the year ended December 31, 2003 and the nine months ended December 31, 2002, respectively.

             At December 31, 2003, the Company was owed $457 from three customers which represented approximately 45.9% of the outstanding accounts receivable. At December 31, 2002, the Company was owed $2,029 from two customers which represented approximately 70.2% of the outstanding accounts receivable.

             ACCOUNTS RECEIVABLE

             The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and changes the allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collection, contractual terms and current credit conditions.

             FAIR VALUE OF FINANCIAL INSTRUMENTS

             Cash, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the short maturity of these instruments.

             FURNITURE AND EQUIPMENT

             Furniture and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

             SOFTWARE DEVELOPMENT COSTS

             Software development costs have been accounted for in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Capitalization of software development costs begins upon the establishment of technological feasibility, subject to net realizable value considerations. To date, such capitalizable costs have not been material. Accordingly, the Company has charged all such costs to research and development expense. Future capitalized costs, if any, will be amortized based on the greater of the expense, as determined on a straight-line basis over the estimated life of the products, or the ratio of current revenue to the total of current and anticipated future revenue.

             REVENUE RECOGNITION

             The Company licenses software under noncancellable license agreements and provides services including maintenance, training, installation, consulting and support services. License fee revenues are generally recognized when a noncancellable license agreement has been signed, the product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed or determinable and collection is considered probable. The Company allocates a portion of contractual license fees to post-contract support activities covered under the contract, including first year maintenance and product support services based on vendor specific objective evidence of fair value. The Company's agreements with its customers and resellers do not contain product return rights. For license arrangements with resellers, the Company recognizes revenue when the licenses are resold to the end user. Revenues from maintenance agreements for maintaining, supporting and providing periodic upgrades are recognized ratably over the maintenance period, which in most instances is one year. Revenues for training, installation, and consulting services are recognized as services are performed.

             INCOME TAXES

             The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the use of the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.

             ACCOUNTING FOR STOCK-BASED COMPENSATION

             The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the "disclosure only" alternative described in SFAS No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). Equity instruments issued to non-employees are accounted for in accordance with the provisions of FAS 123 and related interpretations.

             PRO FORMA DISCLOSURES OF THE EFFECT OF STOCK-BASED COMPENSATION

             The Company has elected to use the intrinsic value method in accounting for its employee stock options because, the alternative fair value accounting requires the use of option valuation models that were not developed for use in valuing employee stock options. Under the intrinsic value method, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

             The fair value of each option granted is estimated on the date of grant using the Minimum value option-pricing valuation model, with the following assumptions for options granted during the year ended December 31, 2003 and nine months ended December 31, 2002:


                                                  2003               2002
                                            -----------------   --------------

             Expected dividend yield               --                    --
             Risk-free interest rate              3.3%                  2.8%
             Expected life                     3 years              3 years

             The Minimum Value option valuation model used was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected life of the option. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

             For purposes of pro forma disclosure, the estimated fair value of options is amortized to pro forma expense over the options' vesting period. Pro forma information is as follows:

                                                                  Nine months
                                             Year Ended              Ended
                                            December 31           December 31
                                                2003                  2002
                                           ------------           ------------
             Net loss:
                As reported                $     (2,826)          $     (3,081)
                                           ------------           ------------

                Pro forma                  $     (2,833)          $     (3,087)
                                           ============           ============

             The weighted-average fair value at grant date of options granted during 2003 and 2002 was $ .05 and $.04.

             RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

             In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", effective for fiscal periods beginning after December 15, 2001 and interim periods within those fiscal years. SFAS 144 establishes an accounting model for impairment or disposal of long-lived assts to be disposed of by sale. The Company adopted SFAS 144 on March 31, 2002.

             In November 2001, the FASB issued an announcement on the topic of "Income Statement Characterization of Reimbursements received for Out-of-Pocket Expenses Incurred" (the "Announcement"). The Announcement required companies to characterize reimbursements billed for out-of-pocket expenses as revenue in the income statement. The Announcement was applied in financial reporting periods beginning after December 15, 2001. There were no netted reimbursements received for 2003 and 2002 for out-of-pocket expenses against the related expenses in the accompanying consolidated statement of operations, respectively. Adoption of the Announcement has no impact on gross profit or net loss but would increase both services revenues and the cost of services revenues.

             In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. Previous accounting guidance was provided by EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS No. 146 replaces EITF 94-3. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company adopted SFAS No. 146 as of January 1, 2003 and this adoption had no material impact on the Company's financial position or results of operations.

             In November 2002, the FASB issued FASB Interpretation, or FIN No. 45,"Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. However, a liability does not have to be recognized for a parent's guarantee of its subsidiary's debt to a third party or a subsidiary's guarantee of the debt owed to a third party by either its parent or another subsidiary of that parent. The initial recognition and measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 irrespective of the guarantor's fiscal year end. The disclosure requirements of FIN No. 45 are effective for financial statements with annual periods ending after December 15, 2002. The Company does not have any guarantees that would require disclosure under FIN No. 45.

             In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation - Transition and Disclosure - an Amendment to SFAS No. 123". SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 for public companies. This statement is effective for fiscal years beginning after December 15, 2002. The Company adopted the disclosure requirements of SFAS No.148 as of January 1, 2003 and plans to follow the provisions of APB Opinion No. 25 for accounting for stock based compensation.

             In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- An Interpretation of ARB No. 51", which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 provides guidance related to identifying variable interest entities (previously known generally as special purpose entities, or SPEs) and determining whether such entities should be consolidated. FIN No. 46 must be applied immediately to variable interest entities created or interests in variable interest entities obtained, after January 31, 2003. For those variable interest entities created or interests in variable interest entities obtained on or before January 31, 2003, the guidance in FIN No. 46 must be applied in the first fiscal year or interim period beginning after June 15, 2003. The Company adopted FIN No. 46 as of January 1, 2003 and this adoption had no impact on the Company's consolidated financial statements.

             In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies the characteristics of an obligation of the issuer. This standard is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has adopted SFAS No. 150 in the applicable reporting period and does not expect it will have a material impact on the Company's Consolidated Financial Statements.

Note 3:      FURNITURE AND EQUIPMENT

             Furniture and equipment consist of the following:

                                                       December 31,
                                              -------------------------------
                                                   2003              2002
                                              --------------   --------------
            Furniture                         $         267    $         434
            Leasehold improvements                      372               --
            Equipment and related software              797              927
                                              --------------   --------------
                                                      1,436            1,361
            Less accumulated depreciation             1,086            1,042
                                              --------------   --------------
                                              $         350    $         852
                                              ==============   ==============

Note 4:      RESTRUCTURING AND ASSET IMPAIRMENT WRITE-DOWNS

             For the nine months ended December 31, 2002, the Company continued implementation of a plan approved by management to restructure operations to better align its deployment of operating resources with lower revenue and activity levels. In so doing, the Company recorded asset impairment charges representing $837 for the write-down of furniture and equipment related to excess office space. Work force reductions mainly in the U.S. and the Company's U.K. subsidiary were recorded with a total charge to operations for severance and associated costs of $456. All affected employees had been terminated as of December 31, 2002 and all termination benefits had been paid to former employees. In addition, the Company recorded $158 as a charge to operations principally in conjunction with the closing of its offices in London and Paris.

Note 5:      NOTES PAYABLE

             Obligations due to an equipment vendor were fully paid in 2003.

Note 6:      COMMITMENTS

             The Company has entered into operating leases for certain office space and equipment with original terms ranging from 12 to 60 months expiring through August 2006. The facility leases generally contain renewal options and provisions adjusting the lease payments based upon changes in operating costs of the facilities.

             The Company had a twenty-three month lease with a server equipment vendor under a capitalized lease obligation which required monthly payments totaling $2. The obligation was fully paid in April 2003.

             Future minimum lease payments under all operating leases as of December 31, 2003 (in thousands) are as follows:


                   Year Ending December 31                    Amount
                   -----------------------               -----------------

                             2004                        $             492
                             2005                                      364
                             2006                                      215
                                                         -----------------
                            Total                        $           1,071
                                                         =================

             Rent expense from operating leases for the year ended December 31, 2003 and the nine months ended December 31, 2002 was $1,058 and $883.

Note 7:      SHAREHOLDERS' DEFICIENCY

             PREFERRED STOCK FINANCING

             In August 2002, the Company issued 44,265,578 shares of Series AA preferred stock at $0.12425 per share, and received approximately $5,500 in cash for the offering (before deducting issuing expenses totaling $180). In connection with and effective upon the closing of the financing, all shares of the Company's prior Series A, B, C, D and E preferred stock automatically converted into Common Stock on a one-for-one share basis, except that 1,948,569 shares of the prior preferred stock converted into the Series AA preferred stock upon participation in the financing. Accordingly, following the closing of the financing, only common stock and Series AA preferred stock remained issued and outstanding.

             REVERSE STOCK SPLIT

             Contemporaneous with and subject to the closing of the aforementioned preferred stock financing, the Company completed a ten-for-one reverse stock split of issued and outstanding preferred and common stock. All preferred and common share prices and amounts associated with rights, preferences, dividends, and privileges in the accompanying financial statements were adjusted to reflect such reverse split.

             REDEEMABLE CONVERTIBLE PREFERRED STOCK

             At December 31, 2003 and 2002, redeemable convertible preferred stock consisted of 44,265,578 shares of Series AA shares authorized, issued and outstanding. Aggregate liquidation preference totaled $24,420 and $22,660 at December 31, 2003 and 2002.

             DIVIDENDS

             The holders of Series AA convertible preferred stock are entitled to receive dividends when, as and if, declared by the Board of Directors but only out of funds that are legally available at the rate of $0.03976 per share per annum. These dividends are in preference to any declaration or payment of any dividend on common stock of the Company.


             CONVERSION

             Each share of Series AA convertible preferred stock, at the option of the holder, is convertible into the number of fully paid and non-assessable shares of common stock at the conversion rate of one to one, subject to anti-dilution adjustments and the accrual of dividends. Each share of Series AA convertible preferred stock will automatically be converted into shares of common stock, based on the then-effective conversion price, immediately upon the closing of a firmly underwritten qualified public offering pursuant to an effective registration statement under the Securities Act of 1933 for a total offering of not less than $30,000,000 prior to the deduction of underwriting commissions and expenses and a per share price (subject to adjustment for stock splits, stock dividends and similar events) which is not less than $2.982; or the date specified by written consent or agreement of the holders of 75% of the then outstanding shares of said stock.

             LIQUIDATION

             In the event of any liquidation, dissolution or winding up of the Company, including a merger, consolidation or other transaction in which more than 50% voting control is transferred, whether voluntary or involuntary, the holders of Series AA convertible preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount equal to the original purchase price plus accrued but unpaid dividends, or $0.55245 and $0.51269 for each share at December 31, 2003 and 2002, respectively. If the assets of the Company legally available for distribution shall be insufficient to permit the payment in full to the holders of the Series AA convertible preferred stock the Series AA liquidation preference, then the entire assets of the Company shall be distributed ratably among the holders of Series AA convertible stock in proportion to their ownership thereof.

             VOTING

             The holders of Series AA convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share of convertible preferred stock could be converted, and have voting rights and powers equal to the voting rights and powers of the common stock.

             REDEMPTION

             At any time after August 9, 2006, the holders of greater than 50% of the outstanding shares of Series AA preferred stock shall have the right to request that the Company purchase all or any portion of the shares of Series AA preferred stock held by such holders, paying to such holders an amount in cash equal to the repurchase price, defined as the Series AA liquidation preference, or the original per share price plus all accrued but unpaid dividends.

             COMMON STOCK

             At December 31, 2003 the Company has reserved shares of common stock for future issuance as follows:

             Series AA redeemable convertible preferred stock        44,265,578
             Common stock warrants                                       46,533
             Options available for grant                              2,121,636
             Stock options outstanding                                6,520,636
                                                                 --------------
                                                                     52,954,383
                                                                 ==============

             COMMON STOCK WARRANTS

             In connection with certain notes issued in 1999, and converted into shares of series D redeemable convertible preferred stock, the Company issued warrants for the purchase of 33,866 shares of Series C redeemable convertible preferred shares. The warrants are exercisable at $12.90 per share and expire in April 2004. The Company valued these warrants using the Black-Scholes method with an interest rate of 6%, a five year life, a volatility factor of
             1.0 and no expected dividend yield. The Company deemed the fair value of these warrants to be immaterial.

             Throughout 2001 and 2000, the Company issued warrants to purchase 9,167 shares of common stock to a service provider. The Company determined the fair value of these options using the Black-Scholes method with a volatility factor of 1, an interest rate of 6%, a dividend rate of 0% and a life of five years. The value recorded for these warrants was approximately $59. The warrants expire through October 2006.

             In August of 2000, the Company issued warrants exercisable into 3,500 shares of common stock to a lender in connection with an equipment loan, in which the Company made an early repayment of the remaining outstanding balance during 2002. The Company determined the fair value of these options using the Black-Scholes method with a volatility factor of 1.0, an interest rate of 6.0%, a dividend rate of 0% and a life of ten years. The value of these warrants, approximately $24 was recorded by the Company as prepaid financing costs and was being amortized to interest expense over 36 months. The remaining prepaid financing balance was amortized in full at the time of repayment. The warrants expire in August 2010.

             STOCK OPTIONS

             On September 4, 2002, the Board of Directors of the Company approved the amendment of the 2000 stock option plan under which incentive stock options may be granted to employees, directors and consultants of the Company to purchase up to 8,892,321 shares of common stock.

             The exercise price of stock options granted under the 2000 Plan is equal to the then-current fair market value of the Company's common stock at time of grant. In January of 2002, the Company, in believing that the 2000 Plan exercise price was considerably higher than what was considered to be the then current fair market value of the Company's common stock, introduced an Exchange Program allowing employees and directors, with options having an exercise price of $0.75 per share or greater, the opportunity to cancel existing stock options in exchange for new ones. This program was intended to allow the exchange of existing options for the same number of new options to be granted at least six months and one day after the cancellation date of the old options, January 16, 2002, at an exercise price equal to the fair market value of the Company's stock on September 4, 2002, the grant date of the new options.

             Options granted under terms of both the existing 1997 plan and the 2000 plan generally have a maximum term of 10 years from the grant date, are immediately exercisable and generally vest over a 4 year period. The plan provides that the unvested shares are subject to repurchase by the Company upon termination of employment at the original price paid for the shares. The shares generally vest at the rate of 25% after one year and ratably on a monthly basis for three years thereafter. The number of shares that were subject to repurchase totaled 4,772 and 4,835 as of December 31, 2003 and 2002, respectively.

             A summary of the Company's stock option activity during 2003 and 2002 is as follows:


                                                                             WEIGHTED-AVERAGE
                                                                            EXERCISE PRICE PER
                                                     NUMBER OF SHARES             SHARE
                                                     ------------------    ---------------------
             Outstanding at March 31, 2002                     116,774     $               6.40
                 Granted                                     6,449,821                     0.05
                 Exercised                                          --                       --
                 Canceled                                     (27,347)                     7.50
                                                     -----------------
             Outstanding at December 31, 2002                6,539,248                     0.06
               Granted                                         481,257                     0.05
               Exercised                                      (53,904)                     0.05
               Canceled                                      (445,965)                     0.06
                                                     -----------------
             Outstanding at December 31, 2003                6,520,636                     0.06
                                                     ==================

             The following table summarizes the outstanding and exercisable stock options at December 31, 2003:

                                                          OPTIONS OUTSTANDING & EXERCISABLE
                                  ----------------------------------------------------------------------------------
                                                                  WEIGHTED-AVERAGE       WEIGHTED-AVERAGE EXERCISE
             EXERCISE                                          REMAINING CONTRACTUAL               PRICE
             PRICE PER                                            LIFE (YEARS)
             SHARE                   NUMBER OF SHARES
             -------------------- -------------------------- --------------------------- ---------------------------
                      $0.05             6,431,451                   8.70                     $  0.05
                       1.00                 5,960                   4.25                     $  1.00
                       1.10                 3,250                   3.59                     $  1.10
                       1.30                 4,000                   5.77                     $  1.30
                       7.50                75,975                   6.79                     $  7.50
                                     ------------
                                        6,520,636                   8.67                     $  0.06
                                     ============

             Options to purchase 2,121,636 shares of common stock were available for future grant at December 31, 2003.

             OPTIONS ISSUED TO NON-EMPLOYEES

             During 2003 and 2002, there were no options or stock granted to non-employees.

Note 8:      INCOME TAXES
             The Company had deferred tax assets of approximately $5,124 and $3,954 as of December 31, 2003 and 2002, respectively. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $ 1,170 during the year ended December 31, 2003 primarily relating to net operating losses and tax credit carryforwards. In 2002, the valuation allowance decreased by approximately $14,293 primarily as a result of an August 2002 event which was triggered by a change in control when the preferred shareholders converted their shares into common shares. The difference between the statutory tax rates and the Company's effective tax rate of zero percent is due to the 100 percent valuation allowance against net deferred tax assets. o The Company had Federal and state operating loss carryforwards of approximately $ 8,200 and $4,994 as of December 31, 2003 and 2002, respectively. The net operating loss carryforwards will expire at various dates through 2023.

Note 9:      EMPLOYEE RETIREMENT AND BENEFIT PLAN

             The Company has a deferred compensation plan for all eligible U.S. employees, which qualifies under Section 401(k) of the Internal Revenue Code. Under the terms of the 401(k) Plan, member employees may contribute varying amounts of their annual compensation. The Plan provides for discretionary employer contributions to the Plan. There have been no employer contributions to the Plan in 2003 and 2002.

Note 10:     SUBSEQUENT EVENT

             On June 28, 2004, the Company sold substantially all of its net assets to Conversion Services International, Inc. a public company
             (CSI). The acquisition was completed pursuant to an Asset Purchase agreement between CSI, Evoke Asset Purchase Corp., a subsidiary of CSI, and the Company. In connection with the acquisition, CSI (i) issued 72,543,956 shares of its common stock to the Company, 7,150,000 shares of which have been deposited into an escrow account for a period of one-year and may be reduced based upon claims for indemnification that may be made pursuant to the agreement; (ii) issued 5% of the outstanding shares of the Evoke Asset Purchase Corp. to the Company; (iii) issued 3,919,093 shares of its common stock to certain executives of the Company as a severance payment and to certain employees as retention shares; and
             (iv) agreed to pay $448 in deferred compensation to certain employees of the Company. For accounting purposes, this transaction was deemed to have occurred on June 30, 2004.